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                                                                   EXHIBIT 23.1


                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT of INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement of Aames Capital Corporation relating to the Mortgage Pass-Through Certificates, Series 1997-D of our report dated January 24, 1997, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts".



                                        /s/ Coopers & Lybrand L.L.P.
                                        -----------------------------------
                                        Coopers & Lybrand L.L.P.


New York, New York
December 15, 1997